UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ZHONGPIN INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	54-2100419 (I.R.S. Employer Identification No.)

21 Changshe Road, Changge City
Henan Province, People’s Republic of China
011 86 374-6216633
(Address of principal executive offices, including Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Eric M. Hellige, Esq.
Pryor Cashman LLP
410 Park Avenue
New York, New York 10022-4441
Telephone: (212) 326-0846
(Name, Address, Including Zip Code and Telephone Number,
Including Area Code, of Agent For Service)

Copies to:
Eric M. Hellige, Esq.
Pryor Cashman, LLP
410 Park Avenue
New York, New York 10022-4441
Telephone: (212) 326-0846
Facsimile: (212) 798-6380

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which each
to be so registered	class is to be registered

Common shares, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐
Securities Act registration statement file number to which this form relates: 333-142239
Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

This Amendment No. 1 to Registration Statement on Form 8-A initially filed with the Securities Exchange Commission on July 13, 2007 is being filed to (i) amend the name, address, including zip code, and telephone number, including area code, of our agent for service and (ii) to correct the name of the exchange on which our common stock, par value $0.001 per share, is to be listed, as specified on the cover page of this Amendment No. 1 and Item 2. hereof.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the securities being registered is set forth under “Description of Securities” in our Registration Statement on Form S-1 (Registration No. 333-142239), originally filed with the Securities and Exchange Commission (the “Commission”) on April 19, 2007, including the prospectus contained therein filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, which description is incorporated herein by reference. Copies of such description will be filed with NASDAQ.

Item 2.   Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because none of our other securities are listed on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Zhongpin Inc.

	By:	/s/ Xianfu Zhu
Name: Xianfu Zhu
Title: Chief Executive Officer and
Chairman of the Board of Directors

Dated: December 26, 2007